Exhibit 13.4

Certification by the Chief Financial Officer

Of 3SBio Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of 3SBio Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bo Tan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009

By:	/S/ BO TAN
Name:	Bo Tan
Title:	Chief Financial Officer

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.